POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below nominates, constitutes and appoints Chad C. Conwell, Donald F. Crumrine and Robert M. Ettinger (with full power to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to execute any and all filings on Form 4 (Statement of Changes of Beneficial Ownership of Securities) pursuant to
Section 16(a) of the Securities Exchange Act of 1934 and Section 30(h) of the Investment Company Act of 1940, as amended ("Form 4 Filings") with respect to changes of beneficial ownership of securities of FLAHERTY & CRUMRINE/CLAYMORE PREFERRED SECURITIES INCOME FUND INCORPORATED (the "Fund"), and to file with the Securities and Exchange Commission, The New York Stock Exchange and the Fund such Form 4 Filings, granting unto said attorney, full power and authority to do and perform certain acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned himself might or could do.

	IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 28 day of December, 2007.



		/s/ David Gale
      Name: David Gale
Title:   Director, Flaherty & Crumrine/Claymore Preferred Securities Income
 Fund Incorporated


EXPIRES:  January 1, 2009